                                                                     EXHIBIT 2.7

             PROVISIONS CONCERNING PURCHASE AND SALE OF REAL ESTATE


          THESE PROVISIONS CONCERNING PURCHASE AND SALE OF REAL ESTATE (this "AGREEMENT") is entered into as of October 17, 1996, by and among BLAIR BUSINESS COLLEGE, INC., a Colorado corporation, PHILLIPS COLLEGE OF DENVER, INC., a Colorado corporation, and PHILLIPS EDUCATIONAL GROUP OF CENTRAL FLORIDA, INC., a Florida corporation, (each a "SELLER" and collectively "SELLERS"), PHILLIPS COLLEGES, INC., a Mississippi corporation ("PHILLIPS" and, together with Sellers, "SELLING PARTIES") and CORINTHIAN COLLEGES, INC., a Delaware corporation ("BUYER"). (Sellers, Phillips and Buyer are sometimes referred to collectively herein as the "PARTIES.") All initially capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Asset Purchase Agreement dated October 17 1996, by and between Buyer, as buyer, and Selling Parties, as seller, (the "MASTER PURCHASE AGREEMENT") and the Schools Acquisition Agreement dated October 17 1996, by and between Buyer's affiliates, namely Rhodes Colleges, Inc. ("RHODES") and Florida Metropolitan University, Inc. ("FMU"), as buyer, and Selling Parties, as seller, (the "SCHOOLS AGREEMENT"). (The Master Purchase Agreement and the Schools Agreement are sometimes referred to collectively herein as the "ASSET PURCHASE AGREEMENTS.")


                                R E C I T A L S
                                - - - - - - - -


     A. Under the Asset Purchase Agreements, Buyer, Rhodes and FMU have agreed to buy and Selling Parties have agreed to sell certain intangible assets and personal property used by Selling Parties in operating post-secondary, vocational training schools ("SCHOOLS").

     B. Sellers, each of which is a subsidiary of Phillips, are the fee simple owners of those tracts of real property commonly known as the Blair Junior College Tract, the Parks College-Denver North Tract, the Parks College-Denver South Tract, the Orlando College-Melbourne Tract, and the Tampa College-Main Tract (each a "TRACT" and collectively the "TRACTS"). The legal description of each Tract, and the identity of the respective owner of each Tract, are set forth on Schedule 1 to this Agreement.
         ----------

     C. The Tracts are improved with certain buildings and other improvements (collectively the "IMPROVEMENTS") as to which Sellers hold fee simple title and that comprise, generally

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speaking, buildings and facilities utilized in the operation of the particular
Schools located on and associated with the Tracts.

     D. The term "PROPERTY" as used herein refers to a Tract, together with all rights, privileges, easements, rights of way, mineral and water rights and other appurtenances to such Tract; all Improvements thereon; all fixtures of a permanent nature currently affixed to the Tract or its Improvements; and all of the respective Seller's right, title and interest as lessor in all leases or rental agreements affecting a Property under which the respective Seller of such Property or Phillips is lessor (collectively, the "LEASES"). (The term "PROPERTIES" as used herein refers to each Property collectively.)

     E. In connection with the transaction to be consummated under the Asset Purchase Agreements, Buyer and Sellers desire, respectively, to buy and sell the Properties on the terms and conditions set forth in this Agreement.


                               A G R E E M E N T
                               - - - - - - - - -


     NOW, THEREFORE, in consideration of the foregoing Recitals, and in further consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Selling Parties agree as follows:

     1.   AGREEMENT TO PURCHASE AND SELL.  Each Seller hereby agrees to sell,
          ------------------------------
convey and assign its respective Property or Properties to Buyer, and Buyer hereby agrees to buy and accept the Properties from Sellers, under the terms and conditions and for the purchase price hereinafter set forth.

     2.   PURCHASE PRICE.  The purchase price to be paid at the Close of Escrow
          --------------
by Buyer to each Seller for each Seller's respective Property (each an "INDIVIDUAL REAL PROPERTY PURCHASE PRICE" and collectively the "AGGREGATE REAL PROPERTY PURCHASE PRICE") is set forth below:

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
=====================================================================
                                                  INDIVIDUAL REAL
                                                 PROPERTY PURCHASE
        SELLER                TRACT                    PRICE
---------------------------------------------------------------------
   Blair Business          Blair Junior             $  633,600
   College, Inc.          College Tract
---------------------------------------------------------------------
Phillips College of       Parks College-            $  880,000
   Denver, Inc.         Denver North Tract
---------------------------------------------------------------------
Phillips College of       Parks College-            $  960,000
   Denver, Inc.         Denver South Tract
---------------------------------------------------------------------
     Phillips            Orlando College-           $  640,000
 Educational Group       Melbourne Tract
 of Central Florida,
       Inc.
---------------------------------------------------------------------
     Phillips                 Tampa                 $1,080,000
 Educational Group         College-Main
 of Central Florida,          Tract
       Inc.
---------------------------------------------------------------------
Aggregate Real Property Purchase Price
(before adjustment for Seller Cost Credit
and TFC Adjustment):                                $4,193,600
=====================================================================

Each Individual Real Property Purchase Price (as adjusted for the Seller Cost Credit and a pro rata share of the $800,000 credit pursuant to the TFC Adjustment (as defined in the Asset Purchase Agreements)) shall be paid by Buyer to the applicable Seller at the Close of Escrow. The terms and conditions of payment of the Individual Real Property Purchase Prices (as so adjusted) are completely and particularly described in the Real Property Purchase Money Notes and the Purchase Money Mortgages (both as hereafter defined).

     3.   INTENTIONALLY OMITTED.
          ---------------------

     4.   INTENTIONALLY OMITTED.
          ---------------------

     5.   CONTINGENT RIGHTS AND OBLIGATIONS.  Buyer's right and obligation to
          ---------------------------------
purchase the Properties, Sellers' rights and obligations to sell the Properties and the remainder of Parties' rights and obligations under this Agreement shall be subject to the contingency, which is hereby agreed to be a condition precedent to the Close of Escrow, that the Tier I Closing must take place pursuant to the Asset Purchase Agreements. If for any reason, except for a breach of the Asset Purchase Agreements by a Selling Party, the Tier I Closing does not occur, Buyer shall have no right to purchase and Sellers shall have no obligation to sell the Properties under this Agreement.
If for any reason, except for a breach of the Asset Purchase Agreements by Buyer, Rhodes or FMU, the Tier I Closing does not occur, Sellers shall have no right to sell and Buyer shall have no obligation to buy the Properties under this Agreement. The foregoing shall not limit the right of any of the Parties to recover damages arising out of the breach of this Agreement or the Asset Purchase Agreements by any other person or entity.

     6.   ESCROW.
          ------

          A. ESCROW HOLDER. An escrow for the purchase and sale of the Properties (the "ESCROW") shall be established with First American Title Insurance Company , 114 Fifth Street, Santa Ana, California, (the "ESCROW HOLDER").

          B. OPENING OF ESCROW. The Escrow shall be deemed open (the "OPENING OF ESCROW") as of the date of this Agreement.

          C. ESCROW INSTRUCTIONS. This Agreement, together with such further instructions, if any, as the Parties shall provide to Escrow Holder by mutually executed written agreement, shall constitute the escrow instructions to the Escrow Holder. The General Provisions of Escrow Holder attached hereto as Schedule 2 are incorporated herein by reference. In the
                        ----------
     event of any conflict between the General Provisions of Escrow Holder attached as Schedule 2 and the provisions of this Agreement, the provisions
                 ----------
     of this Agreement shall control.

          D. SELLER DEPOSITS INTO ESCROW. As a condition precedent to the Close of Escrow in favor of Buyer, Sellers shall deliver or cause to be delivered to Escrow Holder, in a timely manner (that is, to permit the closing of the transaction contemplated hereunder by the Close of Escrow), the following:

               I. A duly executed and acknowledged special warranty deed for each Property in the form attached hereto as Schedule 3 (for the
                                                       ----------
          Properties in Colorado) or Schedule 4 (for the Properties in Florida)
                                     ----------
          (collectively the "DEEDS").

               II. A duly executed assignment of leases, in the form attached hereto as Schedule 5, assigning to Buyer the entire right, title and
                    ----------
          interest of any of the Selling Parties, as lessor, under the Leases (the "LEASE ASSIGNMENT").

               III. A duly executed Non-Foreign Affidavit for each Seller in the form attached hereto as Schedule 6 (collectively the "NON-FOREIGN
                                      ----------
          AFFIDAVITS").

               IV. Any executed, acknowledged or other documents reasonably required by the Title Company or Escrow Holder to consummate this transaction.

          E. BUYER DEPOSITS INTO ESCROW. As a condition precedent to the Close of Escrow in favor of Sellers, Buyer shall deliver or cause to be delivered to Escrow Holder, in a timely manner (that is, to permit the closing of the transaction contemplated hereby by the Close of Escrow), the following:

               I. An amount, in cash or immediately available funds, equal to all sums required for costs or prorations to be paid by Buyer pursuant to the terms of this Agreement. At the Close of Escrow, Buyer shall receive a credit in an amount equal to all costs and prorations to by paid by Sellers hereunder (the "SELLER COST CREDIT"). The Seller Cost Credit shall be allocated to the Individual Real Property Purchase Price of the Properties giving rise to such cost or proration. Any item comprising the Seller Cost Credit that is not specifically allocable to a Property shall be allocated to the Individual Real Property Purchase Prices of all Properties in proportion to their respective Individual Real Property Purchase Prices.

               II.  A duly executed promissory note, in the form of Schedule 7
                                                                    ----------
          (for Properties in Colorado) or Schedule 8 (for Properties in
                                          ----------
          Florida), payable to the Seller of each Property in the original principal amount of the Individual Real Property Purchase Price for each Property (subject to reduction by a portion of the Seller Cost Credit and by a pro rata share of the $800,000 credit pursuant to the TFC Adjustment) (each a "REAL PROPERTY PURCHASE MONEY NOTE" and collectively the "REAL PROPERTY PURCHASE MONEY NOTES").

               III. A duly executed and recordable real property security interest covering each Property, in the form attached hereto as
          Schedule 9 (for Properties in Colorado) or Schedule 10 (for Properties
          ----------                                 -----------
          in Florida) (each a "PURCHASE MONEY MORTGAGE" and collectively the "PURCHASE MONEY MORTGAGES").

               IV. The duly executed Lease Assignment to evidence Buyer's acceptance thereof and Buyer's assumption of all of Sellers' obligations arising or accruing under the Leases from and after the Close of Escrow.

               V. A duly executed change of ownership statement for each Property if required by applicable law in Colorado or Florida (collectively, the "CHANGE OF OWNERSHIP STATEMENTS").

               VI. Any executed, acknowledged or other documents reasonably required by the Title Company or Escrow Holder to consummate this transaction.

          Notwithstanding Sections 6(e)(ii) and (iii) above, Buyer may in its
                          ---------------------------
sole and absolute discretion deposit (or cause its lender to deposit) into Escrow an amount in cash or immediately available funds equal to the Aggregate Real Property Purchase Price (as the same may be adjusted hereunder with respect to the Seller Cost Credit) in lieu of the Real Property Purchase Money Notes and Purchase Money Mortgages.

          F. CLOSE OF ESCROW. Escrow shall close concurrently with the Tier I Closing (as defined in Section 3.1 of the Asset Purchase Agreements), or as soon thereafter as Selling Parties are prepared to convey title to all of the Properties subject only to the Permitted Exceptions and the Title Company is prepared to issue the Title Policies (the "CLOSE OF ESCROW"); provided, however, that if the Close of Escrow has not occurred on or before the thirtieth day after the Tier I Closing, this Agreement shall terminate without further action by any of the Parties. The consummation of the transaction contemplated by this Agreement shall take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660. The Close of Escrow shall be deemed to have occurred on the day upon which the Deeds are filed for record in the official records of the counties in which the respective Properties are situated.

          G. AUTHORIZATION TO CLOSE ESCROW. Provided that: (x) Escrow Holder shall not have received written notice from Buyer or Sellers of the failure of any conditions precedent or of the termination of the Escrow; (y) Buyer and Sellers have deposited into the Escrow the items required by this Agreement; and (z) Title Company can and will issue the Title Policies concurrently with the Close of Escrow, Escrow Holder shall:

               I. Deliver to Buyer each Deed by causing the same to be recorded in the Official Records of the Office of the County Recorder of the appropriate County and causing the Deeds to be mailed to Buyer after the same have been recorded.

               II. Deliver to Sellers the Purchase Money Mortgages by causing the same to be recorded in the official records of the Office of the County Recorder of each county in which each Property is located and causing the Purchase Money Mortgages to be mailed to Sellers after the same have been recorded.

               III. Deliver to Buyer the Lease Assignment and the Non-Foreign Affidavits.

               IV.   Deliver to Sellers the Real Property Purchase Money Notes.

               V. Deliver to Buyer Sellers' share of liabilities and/or expenses to be prorated by Escrow Holder to Sellers' account under
          Section 8.
          ---------

               VI. Deliver to Phillips Buyer's share of liability and/or expenses to be prorated by Escrow Holder to Buyer's account under
          Section 8.
          ---------

               VII. Cause the Owner's Title Policies to be issued to Buyer and the Lender's Policies to be issued to Sellers by the Title Company.

               VIII. Cause each Change of Ownership Statement to be filed with the Tax Assessor for the appropriate County or with any other governmental official or agency as required by applicable law.

          Notwithstanding Sections 6(g)(ii) and (iv), if Buyer makes the
                          --------------------------
election to deposit cash or immediately available funds pursuant to Section 6(e)
                                                                    ------------
above, Escrow Holder shall not deliver the Real Property Purchase Money Notes or the Purchase Money Mortgages as provided above.

          H. INTERPLEADER. The Parties expressly agree that if the Parties give Escrow Holder contradictory instructions, Escrow Holder shall have the right at its election to file an action in interpleader requiring the Parties to answer and litigate their several claims and rights among themselves and to deposit with the clerk of court all documents and funds held in this Escrow. In the event such action is filed, the Parties agree to pay Escrow Holder's cancellation charges and costs, expenses and reasonable attorney's fees that Escrow Holder is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, Escrow Holder shall be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of the Escrow.

          I. U.S. TREASURY REGULATIONS. The purchase and sale of each Property is the sale of "reportable real estate" within the meaning of U.S. Treasury Regulations section 1.6045-4 (the "REGULATION"). Escrow Holder is the "real estate reporting person" within the meaning of the Regulation and shall make all reports to the federal government as required by the Regulation.

     7.   CLOSING COSTS.
          -------------

          A. Sellers shall pay (i) twenty-five percent (25%) of (A) any documentary transfer tax, revenue tax or excise tax (and any surtax thereon) due in connection with the transfer of the Properties by Sellers to Buyer and (B) any intangible tax, documentary tax or other mortgage tax payable in connection with the recordation of the Purchase Money Mortgages; and (ii) fifty percent (50%) of all escrow fees of the Escrow Holder.

          B. Buyer shall pay (i) the fees for recording the Deeds and the Purchase Money Mortgages; (ii) seventy-five percent (75%) of any (A) documentary transfer tax, revenue tax or excise tax (and any surtax thereon); and (B) any intangible tax, documentary tax or other mortgage tax payable in connection with the recordation of the Purchase Money Mortgages; and (iii) fifty percent (50%) of all escrow fees of the Escrow Holder.

          C. The cost of the Title Policies shall be allocated between Buyer and Sellers as described in Section 9(d).
                                 ------------

          D. Any other costs of the Escrow or of closing pertaining to this transaction not otherwise expressly allocated among Buyer and Seller under this Agreement shall be attributed and allocated by Escrow Holder to the Property or Properties giving rise to such other costs. These costs shall then be apportioned in the manner customary in the County or Counties in which such Property or Properties are situated.

          E.   Notwithstanding the provisions of this Section 7, if the Escrow
                                                     ---------
     fails to close for any reason (other than the breach of this Agreement by one or more of the Parties), the costs incurred through the Escrow, including the costs incurred by Buyer for any preliminary title reports shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Sellers. All other expenses incurred by any party in connection with the transactions contemplated by this Agreement (including the costs of surveys and environmental site assessments) shall be borne by the party who incurred such expense.

     8.   PRORATIONS AND ADJUSTMENTS.  The following shall be prorated and
          --------------------------
adjusted between Sellers and Buyer, as if the transaction contemplated hereby involved one buyer and one seller, all as of the Close of Escrow (except as otherwise specified):

          A. Rents and other charges under the Leases ("RENTS"), other than Delinquent Rents (as hereinafter defined), shall be prorated and Buyer's share of such Rents shall be credited against the appropriate Individual Real Property Purchase Price if such Rents are due and payable as of the Close of Escrow, without regard to whether such Rents have actually been collected by the appropriate Seller as of such time. Prepaid Rents together with all interest earned thereon, if any, shall be credited against the appropriate Individual Real Property Purchase Price. Rents that, at the Close of Escrow, are thirty (30) or more days past due ("DELINQUENT RENTS") shall not be prorated. Buyer will cooperate with Sellers in the collection of Delinquent Rents at Sellers' expense; provided, however, that Buyer shall in no way be obligated to collect or be
     -----------------
     responsible for collecting such Delinquent Rents. Any Rents collected by Buyer after the Close of Escrow will apply first to Rents that accrue after the Close of Escrow and then to the Rents that have accrued prior to the Close of Escrow. Notwithstanding the foregoing, if Buyer receives Rents after the Close of Escrow that relate to the period prior to the Close of Escrow to which Seller is entitled under this Section 8, Buyer shall
                                                   ---------
     promptly remit to Seller all of such amounts. Likewise, Seller shall promptly remit to Buyer all Rents received by Seller after the Close of Escrow to which Buyer is entitled under this Section 8.
                                                  ---------

          B.   As used in the definition of Rents in this Section 8, the word
                                                         ---------
     "charges" shall include all charges paid by tenants under the Leases for real estate taxes, insurance premiums, electricity, other utilities, sign rents (if any) and other common area charges (collectively "CAM CHARGES"). As promptly as is reasonably possible after the Close of Escrow, Buyer, if Sellers have not already done so, shall bill all tenants under the Leases for any unpaid CAM Charges attributable to the period prior to the Close of Escrow with respect to which Sellers claim that they are entitled to reimbursement. Sellers shall present Buyer with copies of paid invoices evidencing expenses for which Sellers claim reimbursement from such CAM Charges. Buyer will cooperate with Sellers in the collection of such CAM Charges attributable to the period prior to the Close of Escrow; provided,
                                                                      ---------
     however, that Buyer is not obligated to pay
     -------

     Sellers for such CAM Charges if, for any reason, the tenants do not pay such CAM Charges to Buyer. If any tenants are entitled to reimbursement due to overpayment of CAM Charges previously paid to Sellers resulting from estimated CAM Charges, Sellers shall pay such tenants, within ten (10) days of notice thereof from Buyer and confirmation thereof by Sellers with the tenant, the amount of any such overpayment for the period through the date of the Close of Escrow. Buyer shall be responsible for any such overpayment for the period after the Close of Escrow, provided said CAM Charges were paid to Buyer. To the extent that Sellers have collected CAM Charges from tenants prior to the Close of Escrow, but have not, prior to such date, paid the expenses of the Property relating to such CAM Charges, such CAM Charges shall be credited against the appropriate Individual Real Property Purchase Price at the Close of Escrow.

          C. An amount equal to the aggregate amount, as of the Close of Escrow, of all security and other deposits to each Seller by tenants (collectively the "TENANT DEPOSITS"), together with such interest thereon as may be required by law or the terms of the applicable Lease, shall be credited against the appropriate Individual Real Property Purchase Price at the Close of Escrow. Sellers shall retain as Sellers' own funds any Tenant Deposits held by Sellers, but such Tenant Deposits shall be deemed transferred to Buyer as if a cash payment were made by Sellers to Buyer. Sellers represent and warrant that: (i) all Tenant Deposits have or will be accurately identified and disclosed to Buyer in writing and are held by Seller in cash; and (ii) no tenant or any other party has any claim (other than for customary refund at the expiration of a Lease) to all or any part of any Tenant Deposit. Sellers hereby covenant that no tenant or any other party shall have any claim (other than for refund at the expiration of a Lease as required by law or the terms of the applicable lease) to all or any part of any Tenant Deposit resulting from actions that occur prior to the Close of Escrow. Sellers hereby agree to indemnify and hold harmless Buyer from any and all losses, costs, expenses and damages (including attorney's fees) incurred, suffered by or claimed against Buyer by reason of any claim by any tenant or any other party to all or any part of any Tenant Deposit resulting from actions which occur prior to the Close of Escrow.

          D. All real property taxes, personal property taxes and any premiums for insurance policies on the Properties assumed by Buyer shall be prorated as of the Close of Escrow. All assessments against the Properties, including, without limitation, all installments of such assessments that will become due and payable after the Close of Escrow shall be prepaid by Seller or, at Buyer's option, such assessments may remain a lien against the applicable

     Properties, with an amount equal to the aggregated amount of such assessments to be credited against the appropriate Individual Real Property Purchase Price at the Close of Escrow.

          E. For purposes of calculating prorations, Buyer shall be deemed to be vested with title to the Properties, and, therefore, entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Close of Escrow occurs. All such prorations shall be made on the basis of the actual number of days of the month that shall have elapsed as of the Close of Escrow and based upon a three hundred sixty-five (365) day year. Sellers shall provide to Escrow Holder such operating statements and other documents or information as may be reasonably required by Escrow Holder and Buyer to calculate such prorations and to prepare a closing statement for the transaction contemplated hereunder.

          F. In the event that Buyer has occupied the Properties as a lessee pursuant to Section 13 hereof, all adjustments, payments or charges to be
                 ----------
     made under the leases between Buyer, as lessee, and Sellers, as lessors, shall be settled and paid at the Close of Escrow.

     9.   TITLE.
          -----

          A. POSSESSION. Each Seller shall deliver to Buyer actual possession of such Seller's Property concurrently with the Close of Escrow, subject to the rights of tenants in possession, as tenants only, under the Leases.

          B. DEEDS. Title to the fee simple interest in each Property shall be conveyed by Sellers to Buyer by the Deeds.

          C. TITLE POLICIES. Title to each Property shall be insured by an ALTA 1992 Standard Coverage Joint Protection Owner's/Lender's Policy of Title Insurance, with standard regional exceptions ("STANDARD COVERAGE POLICY"), and liability in the amount of the applicable Individual Real Property Purchase Price, dated as of the Close of Escrow, issued by First American Title Company (the "TITLE COMPANY"), insuring that title to the fee estates and interests in the Property are vested in Buyer, subject only to the title exceptions listed on Schedule 14 attached to this Agreement
                                       -----------
     (collectively the "PERMITTED EXCEPTIONS"), together with the endorsements as are listed on said Schedule 14 (collectively the "SCHEDULED
                           -----------
     ENDORSEMENTS"). Each lender's policy or portion of each joint policy shall insure, without limitation, the validity and priority of the lien created by applicable Purchase Money Mortgage, with liability in the full amount of the applicable Real Property Purchase Money Note, subject only to the Permitted

     Exceptions and including the Scheduled Endorsements. For one or more of the Properties, Buyer in its sole and absolute discretion may require in lieu of the Standard Coverage Policy an ALTA Extended Coverage Owner's Policy of Title Insurance, Form 1970B without modification (or its equivalent by endorsement) (an "EXTENDED COVERAGE POLICY"). The Standard Coverage Policy or Extended Coverage Policies, as applicable, shall sometimes be referred to collectively herein as the "TITLE POLICIES."

          D. COST OF TITLE POLICIES. Sellers shall pay the cost of the Title Policies up to the amount of the premium for a Standard Coverage Policy with liability in the amounts of the Individual Real Property Purchase Prices, and 50% of the cost of any of the Scheduled Endorsements which are not included in the premium for the Standard Coverage Policy. Buyer shall pay (i) the additional cost, if any, of the lender's coverage insuring Sellers and (ii) the cost differential of the premium for any Extended Coverage Policy requested by Buyer over the cost of the premium paid for a Standard Coverage Policy for the applicable Property, and (iii) 50% of the cost of any of the Scheduled Endorsements which are not included in the premium for the Standard Coverage Policy.

     10.  Representations and Warranties of Buyer.  Buyer hereby represents and
          ---------------------------------------
warrants to Sellers that the following matters are true and correct as of the execution of this Agreement and also will be true and correct as of the Close of
Escrow:

          A. Buyer is a corporation, and is duly organized, validly existing and in good standing under the laws of the state of Delaware; and

          B. This Agreement and all the documents to be executed and delivered by Buyer to Sellers pursuant to the terms of this Agreement: (i) have been or will be duly authorized, executed and delivered by Buyer; (ii) are or will be legal and binding obligations of Buyer as of the date of their respective executions; (iii) are or will be enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity)); and (iv) do not, and will not at the Close of Escrow, violate any provisions of any material agreement to which Buyer is a party.

          C.   Buyer is not a licensed real estate broker or salesperson.

     11.  REPRESENTATIONS AND WARRANTIES OF SELLERS.  Sellers hereby represent
          -----------------------------------------
and warrant to Buyer that the following matters are true and correct as of the execution of this Agreement and also will be true and correct as of the Close of
Escrow:

          A. Each of the Selling Parties is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

          B. This Agreement and all the documents and items to be executed and delivered by Sellers to Buyer pursuant to the terms of this Agreement: (i) have been or will be duly authorized, executed and delivered by Sellers;
     (ii) are or will be legal and binding obligations of Sellers as of the date of their respective executions; (iii) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); (iv) do not and will not at the Close of Escrow, violate any provisions of any agreement to which a Seller or Phillips is a party; and (v) will be sufficient to convey title (to the extent they purport to do so).

          C. To Selling Parties' actual knowledge, there are no material physical, structural, or mechanical defects in the Properties, including, without limitation, the plumbing, heating, air conditioning and electrical systems.

          D. To Selling Parties' actual knowledge, the Selling Parties' use, operation and sale of the Properties are in all material respects in compliance with applicable building codes, environmental, zoning, subdivision and land-use laws and other applicable local, state and federal laws and regulations.

          E. Except as disclosed in writing by the Selling Parties to Buyer prior to the execution of the Asset Purchase Agreements or any schedule or exhibit thereto, none of the Properties are burdened by or subject to any leases, occupancy agreements, license agreements or other agreements pursuant to which any third party has the right to use or occupy the premises, and no amount is owed by any of the Sellers to any third party with respect to leasing commissions, deposits, common area charges or other charges under any of such agreements which may have previously existed as to any of the Properties.

          F.  Intentionally Omitted.

          G. As used in this Agreement, "SELLING PARTIES' ACTUAL KNOWLEDGE" shall mean those matters within the present knowledge, at the time of execution of this

     Agreement, of Joseph Bondi, Cindy Cofield, Robert C. Kimberling, Arthur Glaskewicz and the Presidents of each of the Schools associated with the Properties, provided that matters that could have been discovered through sources providing record or constructive notice or through reasonable diligence or investigation shall not be considered to be within Selling Parties' actual knowledge. Selling Parties represent and warrant that the Presidents of each of the Schools associated with the Properties are the employees, officers, directors or principals of Selling Parties who are most familiar with the subject matter of the representations and warranties in this Section 11 with respect to their respective Schools.
             ----------

          H.  HAZARDOUS MATERIALS.
              -------------------

               I.    Except as set forth in Schedule 11 or in a Phase I
                                            -----------
          environmental assessment listed on Schedule 12, to the best of each
                                             -----------
          Seller's knowledge: (A) no Seller uses or has used its Property or permits or has permitted the use of its Property in a manner that violates any Environmental Enactment (as hereinafter defined); (B) no Seller knows of any violation of any Environmental Enactment on its Property by any other prior owner of such Property; (C) no Seller knows of any discharge, seepage or release of Hazardous Materials (as hereinafter defined) onto its Property from any adjoining or neighboring property; and (D) no Seller or any prior owner of its Property has used or has permitted the use of its Property in a manner that would require notice, disclosure or reporting to a governmental agency of such use under any Environmental Enactment;

               II.   Without limiting the foregoing, except as set forth in

          Schedule 11 or in a Phase I environmental assessment listed on
          -----------
          Schedule 12 and except for such ordinary and customary materials used
          -----------
          by Sellers in the normal course of Sellers' business operated on the Properties in conformance with all Environmental Enactments, to the best of each Seller's knowledge: (A) no asbestos, polychlorinated biphenyls, radon, urea or formaldehyde is contained in or stored on any Property; (B) no Hazardous Materials are stored on any Property in violation of any Environmental Enactments; and (C) no storage tanks containing or previously con taining Hazardous Materials are located in or under any Property;

               III. As used herein, "ENVIRONMENTAL ENACTMENT" shall mean any federal, state or local law, regulation or ordinance or any judicial decision, rule, regulation or publication promulgated thereunder, or any common law, authorization, judgment, decree, concession, grant, franchise, agreement, or other governmental restriction or requirement, regarding or related to the environment, environmental matters, human health and safety or Hazardous Materials;

               IV. As used herein, "HAZARDOUS MATERIALS" shall mean any flammable substances, explosives, radioactive materials, pollutants, contaminants, medical waste materials, petroleum, petroleum products, hazardous or toxic materials or any related materials or substances at, on or beneath the surface of the applicable real property, including substances defined as "EXTREMELY HAZARDOUS SUBSTANCES," "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTE," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES" or "INFECTIOUS WASTE" in any Environmental Enactment or in the regulations adopted and publications promulgated pursuant to said Environmental Enactments; and

               V. As used herein, "A VIOLATION OF AN ENVIRONMENTAL ENACTMENT" or words of similar import shall mean the existence, use, storage, discharge, treatment, release, transportation or disposition of, whether temporary or permanent, any Hazardous Materials other than in compliance with the requirements of all applicable Environmental Enactments.

          I.  No Seller is either a "foreign person" within the meaning of section 1445(f)(3) of the United States Internal Revenue Code of 1986, as may be amended, or a non-resident seller of a "California real property interest" within the meaning of sections 18805 or 26131 of the California Revenue and Taxation Code.

          J.  No Seller is a licensed real estate broker or salesperson.

          No representation or warranty made by any Seller in this Agreement shall merge into any instrument of conveyance delivered at the Close of Escrow, and all such representations and warranties shall survive the Close of Escrow for a period of one (1) year. The representations, warranties and limited survival periods set forth in this Section 11 shall not be
                                                    ----------
     deemed or construed as limiting, waiving or relinquishing any statutory or common law right or remedy, and, except as provide herein, the effect of the representations and warranties made in this Agreement shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Buyer or its agents. Moreover, the provisions of this Section 11 with respect to Hazardous Materials and Environmental
          ----------
     Enactments are not intended as, nor shall they be construed to be, a waiver or release by Buyer of any rights that Buyer may have after the Close of Escrow as to the Property or any Seller under any Environmental Enactments.

     12.  SELLERS' COVENANTS.  Sellers hereby covenant with Buyer as follows:
          ------------------

          A. Each of the matters with respect to which a Seller has made a representation and warranty to Buyer in Section 11 shall be continuing,
                                             ----------
     shall be true and correct in all material respects as of the Close of Escrow and shall be deemed remade by such Seller as of the Close of Escrow with the same force and effect as if in fact made at that time.

          B. Except as permitted by the Asset Purchase Agreements, no Seller shall execute any new lease, occupancy or license agreement or any other agreement respecting the use or occupancy of any Property.

          C. Except as permitted by the Asset Purchase Agreements, no Seller shall, without the prior written consent of Buyer, enter into any contract with respect to any Property that will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow.

          D. All existing insurance policies affecting the Properties, or equivalent coverage, shall remain continuous ly in force through the Close of Escrow.

          E. Sellers shall promptly (and in any event prior to the Close of Escrow) notify Buyer of any change in any condition with respect to the Property or of any event or circumstance that makes any representation or warranty of a Seller to Buyer under this Agreement materially untrue or misleading.

          The liability of a Seller or Sellers for a breach of any covenant herein shall not be merged into any instrument of conveyance delivered at the Close of Escrow and shall survive the Close of Escrow for a period of two (2) years. The covenants and survival periods set forth herein shall not be deemed or construed as limiting, waiving or relinquishing any statutory or common law right or remedy, and, except as provided herein, the effect of the covenants made in this Agreement shall not be diminished or deemed to be satisfied by any inspections, tests or investigations made by Buyer or its agents.

     13.  INTERIM OCCUPANCY.  Buyer shall commence occupancy of the Properties
          -----------------
as of the Tier I Closing (as defined in the Asset Purchase Agreements), which the Parties anticipate may occur before the Close of Escrow hereunder. If the Close of Escrow occurs after the Tier I Closing, Buyer shall occupy each Property under a separate lease, each lease being in the form attached hereto as Schedule
                                                                        --------
13, which shall provide, without limitation: that Buyer's occupancy is on a
--
triple net basis; that no rent is payable during the first sixty (60) days of the term; and that the lease shall terminate upon the Close of Escrow. The execution of said Lease by Buyer as lessee and Seller as lessor shall be a condition to the Tier I Closing.

     14.  LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION.  Except as provided
          --------------------------------------------
below, in the event that prior to the Close of Escrow, any Property, or any part thereof, is destroyed or damaged by fire or other casualty, or is subject to a taking by a public authority, then Buyer shall have the right, exercisable by giving notice to the appropriate Seller within fifteen (15) days after receiving written notice of such damage or destruction or taking either: (a) to terminate this Agreement with respect to the affected Property, in which case neither Party shall have any further rights or obligations hereunder with respect to such Property and any money or documents in Escrow shall be returned to the party depositing the same, except that Buyer and Sellers shall each be responsible for one-half of any related title or Escrow cancellation fee; or (b) to accept the affected Property in its then condition and proceed to close this transaction with respect to such Property, provided that an abatement or reduction shall be made in the appropriate Individual Real Property Purchase Price in the amount of the deductible for any applicable insurance coverage and further provided that Buyer shall be entitled to receive an assignment of all of the respective Seller's and Phillips's rights to any insurance proceeds payable by reason of such damage or destruction or any condemnation awards payable by reason of such taking. If Buyer elects to proceed under the foregoing clause
(b), neither Seller nor Phillips shall compromise, settle or adjust any claims to such proceeds or awards without Buyer's prior written consent. Sellers agree to give Buyer prompt notice of any taking, damage or destruction of the Properties. Notwithstanding the foregoing, if the cost of repairing any fire or casualty damage to any individual Property does not exceed $50,000 (as reasonably estimated by an architect of good reputation selected by Sellers), or if no more than ten percent (10%) of the floor area of the Improvements to any individual Property is taken by a public authority and the remainder of such Improvements and Property is reasonably suitable for the operation of the School thereon, then Buyer shall be deemed to have elected to proceed under the foregoing clause (b) and shall have no right to terminate this Agreement.

     15.  INDEMNIFICATION.  Phillips and Sellers, on the one hand, and Buyer, on
          ---------------
the other, hereby agree to indemnify and hold free and harmless the other from and against any losses, damages, costs and expenses (including attorneys' fees) resulting from any inaccuracy in or breach of any representation or warranty of the indemnifying party or any breach or default by such indemnifying party under any of such indemnifying party's covenants or agreements contained in this Agreement. The foregoing indemnities shall survive the Close of Escrow. Without limiting the rights of Buyer hereunder, in the event that Buyer has a claim against Sellers or Phillips under this Section 15, Buyer shall have the
                                             ----------
right to pursue such claim pursuant to Section 9.12 of the Master Purchase Agreement.

     16.  NOTICES.  All notices or other communications required or permitted
          -------
hereunder shall be in writing and shall be given or made by personal delivery or by a nationally recognized courier service for overnight delivery.

     To Sellers          Phillips Colleges, Inc.
     and Phillips:       One Hancock Plaza, Suite 1408
                         Gulfport, Mississippi 39501
                         Attention: Joseph A. Bondi, President
                           and Chief Executive Officer
                         Facsimile No.: 604/864-0519

     With a              Alvarez & Marsal, Inc.
     copy to:            885 Third Avenue
                         New York, New York 10022
                         Attention: Joseph A. Bondi
                         Facsimile No.: 212/230-3307

     With a              Dow, Lohnes & Albertson
     copy to:            1200 New Hampshire Avenue N.W.
                         Suite 800
                         Washington, D.C. 20036-6802
                         Attention: Lisa C. Bureau, Esq.
                         Facsimile No.: 202/776-2222

     With a              Sheinfeld, Maley & Kay
     copy to:            1700 Pacific Avenue, Suite 4400
                         Dallas, Texas 75201-4618
                         Attention: E. Glenn Koury, Esq.
                         Facsimile No.: 214/953-1189

     To Buyer:           Corinthian Schools, Inc.
                         1932 East Deere Avenue, Suite 210
                         Santa Ana, California 92705-5735
                         Attention: David Moore, President
                         Facsimile No.: (714) 222-3529

     With a              O'Melveny & Myers
     copy to:            610 Newport Center Drive
                         Suite 1700
                         Newport Beach, California  92660
                         Attention:  David A. Krinsky, Esq.
                         Facsimile No.: (714) 669-6994

Notices or other communications may be given or made at such other place as the party to whom such notice or communication is to be addressed may have designated to the other Parties by notice conforming to this Section 16.
                                                             ----------
Notices shall be deemed effective and received (a) on that actual receipt thereof in the case of hand delivery, or (b) on the next business day after deposit in the case of notices by nationally recognized overnight courier services. As used herein, "NOTICE TO A PARTY" shall include concurrent notice to that party's counsel as set forth herein.

     17.  MISCELLANEOUS PROVISIONS.
          ------------------------

          A. INCORPORATION OF PRIOR AGREEMENTS. This Agreement and the Asset Purchase Agreements and the documents referred to herein and therein and to be delivered pursuant hereto and thereto contain the entire understanding of Buyer, Phillips and Sellers with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. This Agreement specifically supersedes any offers to purchase the Properties, Tracts, or Improvements. No provision of this Agreement may be revised or amended except by an agreement in writing, expressly stating that such agreement is an amendment of this Agreement, signed by the Parties to this Agreement or their respective successors in interest.

          B. DISPUTE RESOLUTION AND ARBITRATION. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedure set forth in Section 9.18 of the Master Purchase Agreement.

          C.  TIME IS OF THE ESSENCE.  Time is of the essence of this Agreement.

          D. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and enure to the benefit of each of the Parties hereto and to their respective transferees, successors, and assigns; provided, however, that Buyer may not assign its rights under this Agreement except as permitted by, and subject to complying with the requirements of, Section 9.1 of the Master Purchase Agreement. Notwithstanding anything to the contrary herein, Buyer may nominate any of its direct or indirect subsidiaries to take title to all of the Properties or any Property at the Close of Escrow.

          E. CALIFORNIA LAW; CHOICE OF FORUM. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any conflict of law or choice of law rules of such or any other state.

          F. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          G. INTERPRETATION. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

          H. CONSTRUCTION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly against the party who drafted such language. Additionally, whenever the words "INCLUDING," "INCLUDE" or "INCLUDES" are used in this Agreement, they are used and shall be interpreted in a non-exclusive manner, as though either the phrase "but [is] not limited to" or the phrase "without limitation" immediately followed the same.

          I. JOINT AND SEVERAL OBLIGATIONS. This Agreement is between Buyer, on the one hand, and Sellers and Phillips, jointly and severally, on the other. Therefore, to the extent allowed by applicable law, each Seller and Phillips are jointly and severally liable for performance of each and every obligation under this Agreement.

          J. HEADINGS. Section and paragraph headings of this Agreement are solely for convenience of reference and shall not govern nor be relied upon in the interpretation of any of the provisions of this Agreement.

          K. EXHIBITS. All Exhibits, Schedules and Appendices attached hereto are incorporated herein and made a part of this Agreement by this reference.

          L. WAIVER BY A PARTY. The waiver of any contingency, representation, warranty, covenant, or other matter or provision hereof may only be made by the Party benefitted by same, and the waiver must be in writing, must be signed by the benefitted Party, must specifically state which matter is being waived and shall not work as a waiver of any other contingency, representation, warranty, covenant or other matter.

          M. RECITALS VERIFIED. The Recitals to this Agreement are hereby stated to be true and correct and are incorporated herein by this reference.

          N. INJUNCTIVE AND EQUITABLE RELIEF. Seller, Phillips and Buyer hereby agree that the Properties are of a special and unique character that gives the Properties a peculiar value, and that Buyer cannot reasonably or adequately be compensated in damages in an action at law in the event that any Seller breaches its obligation to sell its Property to Buyer. Therefore, Phillips and each Seller expressly agrees that Buyer shall be entitled to injunctive and other equitable relief (including, without limitation, the right to specifically enforce Sellers' obligation to sell the Property to Buyer) in the event of such breach in addition to any other rights or remedies that may be available to Buyer.

          O. BUSINESS DAYS. As used in this Agreement, a "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any day on which banking institutions in the city of Los Angeles are authorized by law or other governmental action to close. All other references to "DAYS" or "CALENDAR DAYS" in this Agreement shall refer to calendar days.

          P. BROKERS OR FINDERS. Sellers, on the one hand, and Buyer, on the other, shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Properties pursuant to this Agreement, including reasonable attorneys' fees incurred by the party to be indemnified in connection with such claims. Notwithstanding any provision herein to the contrary, such indemnification shall survive the Close of Escrow or the termination of this Agreement, as applicable. Without limiting the foregoing indemnities, Sellers shall be responsible for fees payable to the management consulting firm of Alvarez and Marsal, Inc. in connection with the transactions contemplated by this Agreement. Buyer represents that there are no brokers, finders or other similar fees payable to Bank One Capital Group or The Keyes Company in connection with the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, Buyer, Seller and Phillips have executed this Agreement as of the day and year first above written.


                                        "PHILLIPS"

                                        PHILLIPS COLLEGES, INC.,
                                        a Mississippi corporation


                                        By:___________________________________
                                             Name:____________________________
                                             Title:___________________________


                                        "SELLERS"

                                        BLAIR BUSINESS COLLEGE, INC.,
                                        a Colorado corporation



                                        By:___________________________________
                                             Name:____________________________
                                             Title:___________________________


                                        PHILLIPS COLLEGE OF DENVER, INC.,
                                        a Colorado corporation



                                        By:___________________________________
                                             Name:____________________________
                                             Title:___________________________


                                        PHILLIPS EDUCATIONAL GROUP OF CENTRAL
                                        FLORIDA, INC., a Florida corporation



                                        By:___________________________________
                                             Name:____________________________
                                             Title:___________________________

                                        "BUYER"

                                        CORINTHIAN COLLEGES, INC.,
                                        a Delaware corporation



                                        By: /s/ David G. Moore
                                           -----------------------------------
                                             Name: DAVID G. MOORE
                                                  ----------------------------
                                             Title: PRESIDENT/CEO
                                                   ---------------------------

                               LIST OF SCHEDULES

Schedule 1    -    Legal Descriptions of Tracts

Schedule 2    -    General Provisions of Escrow Holder

Schedule 3    -    Form of Deeds (Colorado)

Schedule 4    -    Form of Deeds (Florida)

Schedule 5    -    Form of Lease Assignment

Schedule 6    -    Form of Non-Foreign Affidavits

Schedule 7    -    Real Property Purchase Money Note
                   (Colorado)

Schedule 8    -    Real Property Purchase Money Note
                   (Florida)

Schedule 9    -    Purchase Money Mortgage (Colorado)

Schedule 10   -    Purchase Money Mortgage (Florida)

Schedule 11   -    Hazardous Materials Disclosure

Schedule 12   -    Phase I Environmental Assessments

Schedule 13   -    Form of Lease for Interim Occupancy

Schedule 14   -    Permitted Exceptions and Scheduled
                   Endorsements